Exhibit 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Weihao Xu, certify that:

1.  I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of CASI Pharmaceuticals, Inc.

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 10, 2021

/s/ Weihao Xu

Weihao Xu

Principal Financial Officer